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                                                                 EXHIBIT 4.16(d)


                                 THIRD AMENDMENT
                                     TO THE
                                BELO SAVINGS PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2000)


         Belo Corp., a Delaware corporation, pursuant to authorization by the Board of Directors, adopts the following amendments to the Belo Savings Plan (the "Plan"), effective as of May 7, 2002, except as otherwise indicated.

         1. Section 1.7 of the Plan is amended in its entirety to read as follows:

                  1.7 "Company Stock" means Series A Common Stock and Series B Common Stock.

         2. Article 1 of the Plan ("Definitions") is amended by the addition of the following defined terms:

                  "Belo Stock Fund" means the investment fund established under
         Section 3.6, the assets of which consist of shares of Company Stock.

                  "Pension Investment Committee" means the Belo Pension Investment Committee.

                  "Series A Common Stock" means the Series A Common Stock, par value $1.67 per share, of the Company.

                  "Series B Common Stock" means the Series B Common Stock, par value $1.67 per share, of the Company.

         3. Subsection (a) of Section 3.1 of the Plan ("Participant Deferral Contributions") is amended in its entirety to read as follows:

                  (a) Amount of Deferral Contributions. Effective with the first payroll period beginning on or after July 1, 2002, a Participant may elect, in accordance with procedures established by the Committee from time to time, to have Deferral Contributions made to the Plan by the Participating Employers for any payroll period in an amount up to 100% of the Participant's Compensation for the payroll period. Notwithstanding the foregoing, the Committee may reduce the amount of Deferral Contributions elected by a Participant in order to permit a Participating Employer to withhold from the Participant's Compensation
         (i) all taxes and other amounts the Participating Employer is required to withhold under applicable law and (ii) any other amounts the Participant has elected to be withheld from his Compensation for any purpose, including without limitation, amounts to be withheld as contributions to Company-sponsored welfare benefit plans.



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         4. Section 3.1 of the Plan ("Participant Deferral Contributions") is
amended by the addition of the following new subsection:

                  (d) Catch-Up Deferral Contributions. Effective as soon as the Committee determines it is administratively feasible to implement the provisions of this subsection, a Participant who has attained age 50 before the close of a Plan Year will be eligible to make catch-up Deferral Contributions in accordance with, and subject to the limitations of, Code section 414(v). Such catch-up Deferral Contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the
         Code, as applicable, solely because of such catch-up Deferral Contributions.

         5. The first sentence of Section 3.2(a) of the Plan ("75% Matching Contribution") is amended in its entirety to read as follows:

         The Participating Employers will pay to the Trustee as a matching contribution for each payroll period an amount equal to 75% of each eligible Participant's Deferral Contributions (other than catch-up Deferral Contributions described in Section 3.1(d)) made on and after July 1, 2000, but only to the extent that the Participant's Deferral Contributions do not exceed 6% of the Participant's Compensation for the payroll period.

         6. Subsection (b) of Section 3.2 of the Plan ("Participating Employer Matching Contributions") is amended in its entirety to read as follows:

                  (b) 55% Matching Contribution. With respect to each Participant other than a Participant described in Section 3.2(a), the Participating Employers will pay to the Trustee as a matching contribution for each payroll period an amount equal to 55% of the Participant's Deferral Contributions (other than catch-up Deferral Contributions described in Section 3.1(d)) but only to the extent that the Participant's Deferral Contributions do not exceed 6% of the Participant's Compensation for the payroll period.

         7. Subsection (d) of Section 3.2 of the Plan ("Participating Employer Matching Contributions") is amended in its entirety to read as follows:

                  (d) Contributions in Cash or in Company Stock. Participating Employer matching contributions may be made in cash or in shares of Series A Common Stock or in both cash and shares of Series A Common Stock, subject, however, to the right of a Participant or Beneficiary pursuant to Section 3.6(b) to redirect the investment of matching contributions made in Series A Common Stock into any other investment fund established under the Plan.



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         8. Section 3.6 of the Plan is amended in its entirety to read as follows:

                  3.6 Investment of Contributions.

                           (a) Investment Funds. The investment funds established under the Plan for the investment of Plan assets will be
         (i) the Belo Stock Fund and (ii) such other funds as may be established by the Trustee under the Trust Agreement at the direction of the Pension Investment Committee. The Belo Stock Fund will be maintained by the Trustee notwithstanding any other applicable fiduciary standard relating to (i) the diversification of Trust Fund assets, (ii) the speculative character of Trust Fund investments, (iii) the lack or inadequacy of income provided by Trust Fund assets, or (iv) the fluctuation in the fair market value of Trust Fund assets. Notwithstanding any provision in the Plan to the contrary, neither the Administrative Committee nor the Pension Investment Committee will have any authority, responsibility, discretion or control over, or with respect to, the Belo Stock Fund.

                           (b) Participant Investment Directions. The Plan is designed to satisfy the requirements of ERISA section 404(c) and the regulations under that section. All amounts allocated to each Participant's Account will be invested by the Trustee at the direction of the Participant or, where applicable, the Participant's Beneficiary, in one or more of the investment funds described in Section 3.6(a). The Committee from time to time will establish rules and procedures regarding Participant and Beneficiary investment directions, including without limitation rules and procedures with respect to the manner in which such directions may be furnished, the frequency with which such directions may be changed during the Plan Year, the minimum portion of a Participant's or Beneficiary's Account that may be invested in any one investment fund and the frequency with which transactions in any investment fund may be executed (daily, weekly or at some other interval). In addition, the Pension Investment Committee will designate a default investment option for the Account of a Participant or Beneficiary who fails to provide explicit investment directions and will advise Participants and Beneficiaries that their failure to provide explicit investment directions will operate as an implicit direction to the Trustee to invest their Accounts in such default investment option.

                           (c) Belo Stock Fund. As of May 7, 2002, the Belo Stock Fund consists of shares of Series A Common Stock and Series B Common Stock. The Series A Common Stock is listed on the New York Stock Exchange and may be sold at any time. The Series B Common Stock is not listed for trading on any exchange and may be sold only after the Series B Common Stock has been converted on a share for share basis into Series A Common Stock. Participants and Beneficiaries will have the right at any time to direct the Trustee, in accordance with rules and procedures established by the Committee from time to time, to convert shares of Series B Common Stock allocated to their Accounts into shares of Series A Common Stock. After May 7, 2002, only shares of Series A Common Stock will be acquired by the Plan.

                           (d) Investment of Dividends on Company Stock. Effective with the dividend payable on September 6, 2002, dividends paid on Company Stock allocated to a Participant's or Beneficiary's Account will be invested proportionately in the investment



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         funds selected by the Participant or Beneficiary in his most recent investment direction to the Trustee.

                           (e) Suspension of Investment Directions. The
         Committee may temporarily suspend Participant investment directions in connection with any event or transaction in which the Committee determines such suspension is necessary or appropriate, including without limitation a merger of the Plan with another plan, a transfer of assets from the Plan to another plan or from another plan to the Plan, a change in administrative services provided to the Plan or a change in the investment options to be offered to Participants. Such temporary suspension will apply to those Participants designated by the Committee for such periods of time as the Committee determines in its discretion. The Committee will give Participants affected by any suspension in investment directions such advance notice of the suspension as the Committee determines to be reasonable under the circumstances.

         9. The last sentence of Section 3.7 of the Plan ("Rollover and Transfer Contributions") is amended in its entirety to read as follows:

         Any amounts contributed to the Plan pursuant to this Section will be allocated to the Participant's Rollover Account.

         10. Subsection (b) of Section 4.2 of the Plan ("Allocation of Contributions") is amended in its entirety to read as follows:

                           (b) Matching Contributions. Each Participating Employer matching contribution made with respect to a payroll period on behalf of Participants who are eligible to receive a matching contribution under Section 3.2(a) or Section 3.2(b) will be allocated by the Committee to each such Participant's Matching Contribution Account.

         11. Subsection (b) of Section 4.4 of the Plan ("Allocation of Trust Fund Income and Loss") is amended in its entirety to read as follows:

                           (b) Method of Allocation. The share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account will be the allocable portion of the net income or net loss of the investment fund in which such Account, or any subaccount of such Account, is invested as of each Valuation Date, as determined by the Committee in a uniform and nondiscriminatory manner.

         12. Article 8 of the Plan is amended in its entirety to read as follows:

                                    ARTICLE 8

                       PROVISIONS REGARDING COMPANY STOCK

                  8.1 Participant Voting Instructions. Before each annual or special meeting of shareholders of the Company that occurs after May 8, 2002, the Committee will cause to



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         be sent to each Participant and Beneficiary who has Company Stock allocated to his Account on the record date of such meeting a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Company Stock allocated to his Account. Upon receipt of such instructions, the Trustee will vote the shares allocated to such Participant's or Beneficiary's Account as instructed by the Participant or Beneficiary. The Trustee will vote shares of Company Stock for which it does not receive timely instructions from Participants or Beneficiaries proportionately in the same manner as it votes shares of Company Stock for which it receives timely instructions from Participants and Beneficiaries.

                  8.2 Tender Offer for Company Stock. In the event of a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Committee will advise each Participant and Beneficiary who has shares of Company Stock allocated to his Account in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant and Beneficiary with a form by which he may instruct the Trustee confidentially to tender shares allocated to his Account. The Trustee will tender those shares it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender or for which it has not received timely instructions from the Participant or Beneficiary. The number of shares to which a Participant's or Beneficiary's instructions apply will be the total number of shares allocated to his Account as of the latest date for which the Committee has records. The Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this Section. Funds received in exchange for tendered stock will be credited to the Account of the Participant or Beneficiary whose stock was tendered and will be invested proportionately in the investment funds selected by the Participant or Beneficiary in his most recent investment direction to the Trustee.

                  8.3 Confidentiality. The Committee will be responsible for establishing procedures designed to maintain the confidentiality of Participant and Beneficiary information relating to the purchase, holding and sale of Company Stock and the exercise of voting, tender and similar rights with respect to Company Stock, except to the extent such information is necessary to comply with federal laws or state laws that are not preempted by ERISA.

         13. Subsection (a) of Section 10.6 of the Plan ("Limitation on Deferral Contributions") is amended in its entirety, effective for Plan Years beginning after December 31, 1996, to read as follows:

                           (a) Average Deferral Percentage Test. Notwithstanding any other provision of the Plan, the Average Deferral Percentage for a Plan Year for Participants who are Highly Compensated Employees will not exceed the greater of: (i) the Average Deferral Percentage of Participants who are Nonhighly Compensated Employees



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         multiplied by 1.25; or (ii) the lesser of (A) the Average Deferral
         Percentage of Participants who are Nonhighly Compensated Employees plus two percentage points or (B) the Average Deferral Percentage of Participants who are Nonhighly Compensated Employees multiplied by 2.0. For Plan Years beginning on or after January 1, 1997, this provision will constitute an election to use the "current year" Average Deferral Percentage testing method.

         14. Subsection (a) of Section 10.7 of the Plan ("Limitation on Matching Contributions") is amended in its entirety, effective for Play Years beginning after December 31, 1996, to read as follows:

                           (a) Average Contribution Percentage Test.
         Notwithstanding any other provision of the Plan, the Average Contribution Percentage for a Plan Year for Participants who are Highly Compensated Employees will not exceed the greater of: (i) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees multiplied by 1.25; or (ii) the lesser of (A) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees plus two percentage points or (B) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees multiplied by 2.0. For Plan Years beginning on or after January 1, 1997, this provision will constitute an election to use the "current year" Average Contribution Percentage testing method.

         15. Appendix A to the Plan is amended in its entirety to read as follows:

                                   APPENDIX A

                    PARTICIPATING EMPLOYERS AS OF MAY 7, 2002

                                   Belo Corp.
                            Belo Capital Bureau, Inc.
                             Belo Interactive, Inc.
                               Belo Kentucky, Inc.
                         Belo Management Services, Inc.
                          The Dallas Morning News, L.P.
                            Denton Publishing Company
                           DFW Printing Company, Inc.
                                  KASW-TV, Inc.
                                  KENS-TV, Inc.
                                  KHOU-TV, L.P.
                            King Broadcasting Company


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                              King News Corporation
                                  KMOV-TV, Inc.
                                  KMSB-TV, Inc.
                                  KONG-TV, Inc.
                                   KTVK, Inc.
                              KVUE Television, Inc.
                            Press Enterprise Company
                         The Providence Journal Company
                    Rhode Island Monthly Communications, Inc.
                             Texas Cable News, Inc.
                                  WCNC-TV, Inc.
                                  WFAA-TV, L.P.
                              WVEC Television, Inc.
                                  WWL-TV, Inc.


         Executed at Dallas, Texas, this 7th day of May, 2002.

                                        BELO CORP.


                                        By  /s/ MARIAN SPITZBERG
                                           -------------------------------------
                                                Marian Spitzberg
                                                Senior Vice President, Human
                                                Resources


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